           FILED

   IN THE OFFICE OF THE
SECRETARY OF STATE OF

  THE STATE OF NEVADA

           APR 28 1997

         DEAN HELLER
  SECRETARY OF STATE

No.:  C8905-97

STATE OF NEVADA

ARTICLES OF INCORPORATION

OF

DOM CARIBE, LTD.

The name of the Corporation is Dom Caribe, Ltd.

1.    The name of the Resident Agent in Nevada is Nevada Corporate Solutions, Inc. and the street address of such Resident Agent is 3885 S. Decatur,  Ste. 3010, Las Vegas, Nevada 89103.

2.    The Corporation is authorized to issue 25,000,000 shares of common stock, all of one class bearing par value of $0.001 each.

3.    The Governing Board shall be styled as Directors.  The First Board of Directors shall consist of one member, whose name and address is:

NAME

ADDRESS

William E. Lane

3885 S. Decatur, Ste. 3010,

Las Vegas, NV 89103

       4.    The name address of the incorporator signing these Articles is:

/S/ William E. Lane

William E. Lane

3885 S. Decatur, Ste. 3010,

Las Vegas, NV 89103

This instrument was acknowledged before me on this 24th day of April, 1997, by

William E. Lane.

_________________________________________

Name of Notary

_________________________________________

Notary Public Signature (affix notary stamp or seal)